Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Emisphere Technologies, Inc. of our report dated March 16, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Emisphere Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
August 19, 2009